UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008
(Address of principal executive offices)  (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into Material Definitive Agreements.

Executive Compensation

On January 3, 2006, the Compensation Committee of Digimarc Corporation’s Board of Directors approved base salaries, annual bonus target amounts and equity compensation awards for 2006 for Digimarc’s named executive officers.  The Committee also established financial and operational performance goals for 2006 for the named executive officers’ annual bonuses under Digimarc’s incentive program.  For each named executive officer’s 2006 annual bonus target, 40% will be paid based on the achievement of individual performance goals; 40% will be paid based on the achievement of financial targets; and the remaining 20% will be paid based on the achievement of target levels of return on equity as compared to a weighted peer group.  Payouts of annual bonuses will be dependent on the level of achievement of performance goals described above, and no named executive officer will receive a payout if the applicable minimum performance goal is not met.  Each named executive officer will have the opportunity to earn up to his full annual bonus target based on the level of achievement in 2006 of the performance goals applicable to such individual and may earn a bonus above the target if the performance goals are exceeded.

Name and Principal Positions	2006 Base Salary	2006 Annual Bonus Target (Percentage of Base Salary)

Bruce Davis, Chief Executive Officer and Chairman of the Board of Directors	$410,000	75%
Robert Eckel, President, Government Programs	$270,000	50%
Michael McConnell, Chief Financial Officer and Treasurer	$260,000	50%
Robert P. Chamness, Chief Legal Officer and Secretary	$250,000	50%
J. Scott Carr, Executive Vice President	$250,000	50%
Reed Stager, Executive Vice President	$250,000	50%

The Committee also granted options to purchase shares of Digimarc’s common stock and made restricted stock and performance vesting share awards under its 1999 Stock Incentive Plan, as amended, to the named executive officers as follows:

Name and Principal Positions	Number of Stock Options	Exercise Price	Restricted Stock Award (Number of Shares)	Performance Vesting Share Target (Number of Shares)

Bruce Davis, Chief Executive Officer and Chairman of the Board of Directors	180,000	$5.91	35,000	35,000
Robert Eckel, President, Government Programs	120,000	$5.91	25,000	25,000
Michael McConnell, Chief Financial Officer and Treasurer	65,000	$5.91	15,000	15,000
Robert P. Chamness, Chief Legal Officer and Secretary	50,000	$5.91	10,000	10,000
J. Scott Carr, Executive Vice President	50,000	$5.91	10,000	10,000
Reed Stager, Executive Vice President	50,000	$5.91	10,000	10,000

The fair market value of Digimarc’s common stock on January 3, 2006 was $5.91 per share.  The options and the shares subject to the restricted stock awards will vest over a four-year period following the date of grant.  The performance vesting shares will vest in full (or terminate) based on the achievement within three years of the date of grant of a specified performance goal related to the price per share of Digimarc’s common stock.  Specific terms of the option grants are governed by a Stock Option Award Agreement between the Company and each named executive officer.  Specific terms of the restricted stock awards and performance vesting share awards are governed by a Restricted Stock Agreement and Performance Vesting Share Agreement between the Company and each named executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 9, 2006

		By:	/s/ MICHAEL MCCONNELL
Michael McConnell
Chief Financial Officer and Treasurer